Exhibit 10.2

UNITHOLDER AGREEMENT

This UNITHOLDER AGREEMENT (this “Agreement”) dated as of May 3, 2024 is entered into by and between Uniti Group Inc., a corporation organized under the laws of Maryland (“Uniti”), Elliott Investment Management L.P., a Delaware limited partnership (“Elliott Management”), Elliott Associates, L.P. (“EALP”), Elliott International, L.P. (together with EALP and Elliott Management, “Elliott”), Nexus Aggregator L.P., a Delaware limited partnership (“Nexus” and, together with Elliott, each a “Covered Person”) and holder of membership interests of Windstream Holdings II, LLC, a Delaware limited liability company (“Windstream”) and, solely for the purposes of Section 2(b), Windstream. Any capitalized term that is used, but not defined, herein shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Uniti has entered into that certain Agreement and Plan of Merger dated as of May 3, 2024 (the “Merger Agreement”) by and between Uniti and Windstream, pursuant to which, among other things, Windstream shall become a wholly owned indirect Subsidiary of New Windstream LLC, a Delaware limited liability company (“New Windstream LLC”) prior to the Closing, New Windstream LLC shall merge with and into Windstream Parent, Inc., a Delaware corporation (“New Uniti” and together with Windstream and New Windstream LLC and each of their respective Subsidiaries, the “Windstream Group”) with New Uniti surviving the merger, and at the Closing, Uniti shall merge with and into a Subsidiary of New Uniti and survive the merger as a wholly owned indirect Subsidiary of New Uniti, in each case on the terms and subject to the conditions set forth in the Merger Agreement, an executed copy of which is attached hereto as Exhibit A;

WHEREAS, the board of directors of Uniti (the “Uniti Board”), by resolutions duly adopted, has (i) unanimously determined that the transactions contemplated by the Merger Agreement are in the best interests of Uniti and Uniti’s stockholders, (ii) declared advisable the transactions contemplated by the Merger Agreement on the terms and conditions of the Merger Agreement, (iii) directed that the approval of the transactions contemplated by the Merger Agreement on the terms and conditions of the Merger Agreement be submitted to Uniti’s stockholders for consideration at the Uniti Stockholders Meeting, (iv) resolved to recommend the approval of the transactions contemplated by the Merger Agreement to Uniti’s stockholders and (v) approved the Merger Agreement;

WHEREAS, the board of managers of Windstream, by resolutions duly adopted, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of Windstream and Windstream’s equityholders and (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby; and

WHEREAS, as an inducement to Uniti’s willingness to enter into the Merger Agreement and the other Transaction Agreements to which it is a party, the Covered Persons have agreed to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed), each of the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Contractual Obligations; Further Assurances; Release; Joinder.

(a)       Existing Contractual Obligations. Each Covered Person, on behalf of itself and its controlled Affiliates (as defined below), hereby waives any and all consent, termination, change of control or similar rights, of such Covered Person or such Affiliates, and any related obligations, including any notice, penalty or similar obligations, of the Windstream Group, in each case, that would be triggered by the announcement, pendency or consummation of the Transactions under any Contract or other contractual obligation (including any commercial and financing agreements and arrangements) between such Covered Person or any of its Affiliates, on the one hand, and Windstream or any of its Subsidiaries, on the other hand.

(b)       Further Assurances. Subject to the terms and conditions of this Agreement and the Merger Agreement, each Covered Person agrees to use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments as Uniti may reasonably request to evidence such Covered Person’s obligations under Section 1(a), Section 1(c) or Section 2(d) of this Agreement.

(c)       Elliott Release. Effective as of the Closing, each Covered Person, on behalf of itself and its controlled Affiliates and their respective successors and assigns (collectively, the “Elliott Releasing Parties”), forever waives, releases, remises and discharges the Windstream Group (which, for the avoidance of doubt, includes Uniti as of the Closing), the current and former managers and directors of such parties, and their respective controlled Affiliates and each of their and their respective controlled Affiliates’ former, current and future equityholders, controlling persons, directors, officers, employees, agents, representatives, controlled Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future equityholder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing) (collectively, the “Elliott Released Parties”) from any and all manner of Proceedings, causes of actions, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether at law or in equity, or any other liability (i) arising prior to, on or after the Closing (so long as the facts, circumstances, actions, omissions, and/or events giving rise to such claim or liability occurred prior to the Closing) relating to such Covered Person’s or any of its controlled Affiliate’s relationship with the Windstream Group or their direct or indirect ownership therein (including any entitlement to expense reimbursement or sponsor, monitoring or similar fees) or (ii) relating to the approval or consummation of the transactions contemplated by the Merger Agreement or any Transaction Agreements, including any alleged breach of any duty by any officer, manager, director, equityholder, partner or other owner of ownership interests of the Windstream Group

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(collectively, the “Elliott Released Claims”); provided that nothing contained in this Agreement shall limit in any manner (A) any rights to indemnification or contribution, or to any related advancement or reimbursement of expenses, to which such Elliott Releasing Parties may be entitled pursuant to the Merger Agreement, any other Transaction Agreement or the organizational documents of the Windstream Group or any of their respective Subsidiaries, (B) any rights to receive the Closing Cash Payment, or (C) any rights vis a vis other equityholders of the Windstream Group, in their capacity as such, pursuant to the organizational documents of the Windstream Group; provided that such rights shall only be enforceable against such other equityholders and, for the avoidance of doubt, not against any member of the Windstream Group, or (D) any other rights of such Elliott Releasing Party expressly granted to such Elliott Releasing Party in the Merger Agreement (including the Pre-Closing Windstream Reorganization) or any other Transaction Agreement. Each Covered Person, on behalf of itself and the other Elliott Releasing Parties, (i) represents that it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any Proceeding or liability of any nature, character or description whatsoever, which is or which purports to be released or discharged by this Section 1(c), and (ii) acknowledges that the Elliott Releasing Parties may hereafter discover facts other than or different from those that they know or believe to be true with respect to the subject matter of the Elliott Released Claims, but it hereby expressly agrees that, as of the Closing, it (on behalf of itself and the other Elliott Releasing Parties) shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent claim with respect to the Elliott Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Without limitation of the foregoing, each Covered Person (on behalf of itself and its Elliott Releasing Parties) hereby waives the application of any provision of Law, including California Civil Code Section 1542, that purports to limit the scope of a general release. Each Covered Person (on behalf of itself and the other Elliott Releasing Parties) hereby acknowledges and agrees that if, after the Closing, such Covered Person or any of the other Elliott Releasing Parties should make any claim or demand or commence or threaten to commence any Proceeding against any Elliott Released Party with respect to any Elliott Released Claim, this Section 1(c) may be raised as a complete bar to any such Proceeding, and the applicable Elliott Released Party may recover from the Elliott Releasing Parties all costs incurred in connection with such Proceeding, including reasonable attorneys’ fees.

(d)       Uniti Release. Effective as of the Closing, Uniti, on behalf of itself and its controlled Affiliates (including, for the avoidance of doubt, the Windstream Group) and their respective successors and assigns (collectively, the “Uniti Releasing Parties”), forever waives, releases, remises and discharges the Elliott Releasing Parties and their current and former managers and directors of such parties, and their respective controlled Affiliates and each of their and their respective controlled Affiliates’ former, current and future equityholders,

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controlling persons, directors, officers, employees, agents, representatives, controlled Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future equityholder, controlling person, director, officer, employee, agent, representative, controlled Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing) (collectively, the “Uniti Released Parties”) from any and all manner of Proceedings, causes of actions, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether at law or in equity, or any other liability (i) arising prior to, on or after the Closing (so long as the facts, circumstances, actions, omissions, and/or events giving rise to such claim or liability occurred prior to the Closing) relating to such Elliott Releasing Party’s or any of its controlled Affiliate’s relationship with the Windstream Group or their direct or indirect ownership in any member of the Windstream Group (including any entitlement to expense reimbursement or sponsor, monitoring or similar fees) or (ii) relating to the approval or consummation of the transactions contemplated by the Merger Agreement or any Transaction Agreements, including any alleged breach of any duty by any officer, manager, director, equityholder, partner or other owner of ownership interests of Uniti, the Windstream Group (collectively, the “Uniti Released Claims”); provided that nothing contained in this Agreement shall limit in any manner (A) rights to recoup advancement or reimbursement of expenses previously paid by a Uniti Releasing Party to a Uniti Released Party as a result of indemnification or contribution rights of such Uniti Released Party, to the extent it is ultimately determined that such Uniti Released Party was not entitled to such advancement or reimbursement pursuant to, as applicable, the Merger Agreement, any other Transaction Agreement or the organizational documents of Uniti, each member of the Windstream Group or any of their respective Subsidiaries or (B) any other rights of such Uniti Releasing Party expressly granted to such Uniti Releasing Party in the Merger Agreement or any other Transaction Agreement. Uniti, on behalf of itself and the other Uniti Releasing Parties, (i) represents that it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any Proceeding or liability of any nature, character or description whatsoever, which is or which purports to be released or discharged by this Section 1(d), and (ii) acknowledges that the Uniti Releasing Parties may hereafter discover facts other than or different from those that they know or believe to be true with respect to the subject matter of the Uniti Released Claims, but it hereby expressly agrees that, as of the Closing, it (on behalf of itself and the other Uniti Releasing Parties) shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent claim with respect to the Uniti Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Without limitation of the foregoing, Uniti (on behalf of itself and its Uniti Releasing Parties) hereby waives the application of any provision of Law, including California Civil Code Section 1542, that purports to limit the scope of a general release. Uniti (on behalf of itself and the other Uniti Releasing Parties) hereby acknowledges and agrees that if, after the Closing, Uniti or any of the other Uniti Releasing Parties should make any claim or

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demand or commence or threaten to commence any Proceeding against any Uniti Released Party with respect to any Uniti Released Claim, this Section 1(d) may be raised as a complete bar to any such Proceeding, and the applicable Uniti Released Party may recover from the Uniti Releasing Parties all costs incurred in connection with such Proceeding, including reasonable attorneys’ fees.

(e)       Joinder. Elliott shall cause any controlled Affiliate of Elliott or Nexus Aggregator L.P. that acquires membership interests of Windstream (including, for the avoidance of doubt, any securities of Windstream (including penny warrants) issued in connection with the Rights Offering) or equity interests in New Windstream LLC or New Uniti following the date hereof and prior to the Closing to be bound by the terms of this Agreement and to execute and deliver a counterpart to this Agreement in the form attached hereto as Exhibit B promptly following any such acquisition. Each such Affiliate shall be considered a “Covered Person” for all purposes under this Agreement.

(f)       Definitions. Whenever used in this Agreement, “Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with, such Person, excluding, in respect of Elliott, any portfolio operating company (as such term is understood in the private equity industry) (unless such portfolio operating company is acting at the direction of Elliott or any of its controlled Affiliates to engage in conduct prohibited by this Agreement; provided that a portfolio operating company shall not be deemed to be acting at the direction of Elliott solely due to employees or other investment professionals of Elliott serving as directors of such portfolio operating company so long as such employees or investment professionals do not instruct, directly or indirectly, such portfolio operating company to engage in such conduct). The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; provided, that in no event shall the Windstream Group or any of its respective Subsidiaries, or any of the Windstream Group’s other controlled Affiliates (in each case after giving effect to the Transactions) be deemed to be Affiliates of Elliott or any of its respective Affiliates for purposes of this Agreement. For the avoidance of doubt, with respect to any Covered Person, any fund, account or investment vehicle will be deemed an Affiliate of such Covered Person if under common “control” as defined in the immediately preceding sentence.

2.       Covenants of Covered Persons

(a)       Restrictive Covenants.

(i)       From the date hereof until 12 months after the Closing, each Covered Person and their controlled Affiliates shall not, directly or indirectly, solicit or hire any person who is, at any time on or after the date hereof and on or prior to the Closing, a management-level employee (or

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higher) of Uniti, the Windstream Group or any of their respective controlled Affiliates (each, a “Restricted Person”); provided, however, that the foregoing shall not prevent (x) any Covered Person from hiring or soliciting a Restricted Person (i) through general advertisements or third-party recruiters (in each case not specifically directed towards Restricted Person), (ii) who was terminated by Uniti or the Windstream Group, as applicable, prior to solicitation or (iii) who has not been an employee of Uniti, the Windstream Group or their respective Subsidiaries for at least 90 days prior to any direct or indirect solicitation by such Covered Person or (y) any Covered Person’s engagement of a Restricted Person to serve on the board of directors (or similar governing body) of New Uniti.

(ii)       From the date hereof until the Closing, each Covered Person shall not, and shall cause its controlled Affiliates not to, directly or indirectly, intentionally make any public, written or oral statements regarding Uniti, the Windstream Group or any of their respective Subsidiaries or Affiliates to any third party that are disparaging or that are intended to damage the business, goodwill, reputation or business relationships of such Persons with the public generally or with any of their customers, suppliers or employees; provided, however, that the Covered Persons will not be restricted from (x) complying with Applicable Law or any listing agreement with or rule of any national securities exchange or association to which they are a party or (y) communications in any Proceeding reasonably necessary to enforce its rights against such Persons under this Agreement, the Merger Agreement or any other Transaction Agreements.

(iii)       Each Covered Person (on its own behalf and on behalf of its controlled Affiliates) acknowledges and agrees that, at the Closing, such Covered Person will directly or indirectly receive consideration for its interest in Windstream, and such Person therefore has a material economic interest in the consummation of the Transactions. Each Covered Person further acknowledges that Uniti would be unwilling to enter into the Merger Agreement or the other Transaction Agreements, or consummate the Transactions, in the absence of this Section 2(a), and that the covenants contained in this Section 2(a) constitute a material inducement to Uniti to enter into and consummate the Transactions. Without limiting the generality of the foregoing, each Covered Person acknowledges and agrees that the restrictions contained in this Section 2(a) are reasonable and necessary to protect the legitimate interests of Uniti, and it is the intention of the parties that if any of the restrictions or covenants contained in this Section 2(a) are for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 2(a), and this Section 2(a) shall be construed as if such invalid, illegal or

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unenforceable provision had never been contained herein. It is the further intention of the parties that if any of the restrictions or covenants contained in this Section 2(a) is held to cover a geographic area or to be for a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall (to the maximum extent permitted by Applicable Law) not be construed to be null, void and of no effect, but instead shall be construed and interpreted or reformed to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such Applicable Law. Each Covered Person acknowledges that Uniti would be irreparably harmed by any breach of this Section 2(a) and that there would be no adequate remedy at law or in damages to compensate Uniti for any such breach.

(b)       Conﬁdentiality, Etc. Elliott Management, Uniti and Windstream agree, as it relates to them, that the Confidentiality Agreement is hereby amended as follows:

(i)       Section 19 of the Confidentiality Agreement is deemed replaced with: “This agreement will terminate and be of no further force or effect on the earlier of (x) the Closing and (y) the termination of the Merger Agreement.”

(ii)       The “Standstill Period” under the Confidentiality Agreement shall continue until the earlier of (x) the Closing and (y) the termination of the Merger Agreement.

(c)       Public Announcements. Except to the extent required by Applicable Law, each Covered Person and his, her or its controlled Affiliates shall not, without the prior written consent of Uniti, issue any press release or make any public statement with respect to this Agreement, the Merger Agreement, other Transaction Agreements or the Transactions; provided that the foregoing will not restrict press releases or public announcements that (i) are materially consistent with press releases or public announcements previously made by Windstream or Uniti in accordance with the Merger Agreement and (ii) do not include any material non-public information not previously shared by Uniti or Windstream.

(d)       Transfer Restrictions. Except as expressly contemplated by this Agreement or the Merger Agreement (including the Pre-Closing Windstream Reorganization) (it being understood that, other than the exchange of Windstream Securities for Rights Offerings Warrants, neither the Merger Agreement nor the Pre-Closing Windstream Reorganization expressly contemplates any Covered Person selling Windstream Securities in the Rights Offering), from the date hereof until the Closing, each Covered Person agrees not to directly or indirectly, sell, dispose, assign, transfer, charge, donate, grant any lien in (other than Liens (x) arising under or imposed by Applicable Law or pursuant to this Agreement, the

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Merger Agreement (or the transaction contemplated by the Merger Agreement) or any Permitted Transfer (as defined below) or (y) that are not material to the Covered Person’s performance of its respective obligations under this Agreement or the other Transaction Documents), exchange, pledge, encumber, hypothecate, or otherwise transfer or attempt to transfer all or any portion of the Subject Securities (as defined below) or any participation, right or interest therein (whether by merger, consolidation or otherwise by operation of law), in each case whether directly or indirectly (including through the transfer of any Subject Securities in any direct or indirect holding company holding Subject Securities or through the issuance and redemption by any such holding company of its Subject Securities, and through deposit into a voting trust or entry into a voting agreement or arrangement with respect to any such Subject Securities or grant of any proxy or power of attorney with respect thereto that is inconsistent with this Agreement), or enter into any offer, agreement, contract or commitment to do any of the foregoing, and regardless of whether any of the foregoing is effected, with or without consideration, voluntarily or involuntarily, and by operation of law or otherwise (any of the foregoing, a “Transfer”), or cause or permit the Transfer of any Subject Securities, other than (i) with the prior written consent of Uniti or (ii) Transfers between the Covered Persons or their or Elliott’s controlled Affiliates (so long as, for the avoidance of doubt, such Transfers do not reduce the aggregate beneficial ownership of the Covered Persons, including any transferee who becomes a Covered Person pursuant to Section 1(e)); provided, that in each case, the transferee shall, and such Covered Person (or Elliott) shall cause such transferee to, at the time of and as a condition to such Transfer, execute and deliver to Uniti a counterpart to this Agreement in the form attached hereto as Exhibit B providing that such transferee shall agree to be bound as a Covered Person under this Agreement (provided that the transferor shall continue to be liable for any failure of the transferee to comply with any provision of this Agreement) (each such exception, a “Permitted Transfer”). For the avoidance of doubt, the restrictions set forth in this Section 2(d) shall apply to any securities of Windstream (including penny warrants) obtained by any Affiliate of a Covered Person in the Rights Offering.

(e)       Regulatory Undertakings. From the date hereof until the Closing, each Covered Person agrees to take, and their respective controlled Affiliates shall take, all actions reasonably required to be undertaken by a Covered Person to (i) enable the Windstream Group to comply with their obligations under the provisions of Section 8.01 of the Merger Agreement with respect to the filings referred to in Section 8.01(b) of the Merger Agreement (including, for the avoidance of doubt, any filing required by the Committee on Foreign Investment in the United States), including using their respective reasonable best efforts to supply as promptly as practicable information and documentary materials relating to such Covered Person as may be reasonably requested or required by Windstream and are available to such Covered Person to enable Windstream to comply with its obligations under Section 8.01 of the Merger Agreement; provided that (A) the Covered Persons may designate any nonpublic information that is competitively sensitive provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers, managers or directors or their equivalents of the other

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party without such Covered Person’s approval, and (B) the Covered Persons shall not be required to supply information or materials to the extent doing so would violate any Applicable Law and (ii) (A) make appropriate filings of Notification and Report Forms pursuant to the HSR Act with respect to the Transactions and the transactions contemplated by the Pre-Closing Windstream Reorganization Transactions with the FTC and the Antitrust Division, in each case as such Persons are required to make under Applicable Law to consummate such transactions and (B) with respect to each such filing, take all actions that Windstream would be required to take in connection with such filings, had it made such filings, pursuant to Section 8.01 of the Merger Agreement; provided that (x) if an objection is asserted with respect to the Transactions, or if any Governmental Authority requests any action (other than requests to provide information or participate in meetings or discussions in connection with the filings referred to above), nothing in this Section 2(e) shall require any Covered Person or any of its Affiliates, other than the Windstream Group and its respective Subsidiaries (including, upon formation, HoldCo and Merger Sub), to propose, negotiate or commit to, accept or otherwise agree to any obligation, requirement, condition, or limitation of any Governmental Authority (other than providing information or participating in meetings or discussions in connection with the filings referred to above) that would apply to any Covered Person or any of its Affiliates, or any of their respective portfolio operating companies, other than the Windstream Group and its respective Subsidiaries (including, upon formation, HoldCo and Merger Sub), including, without limitation, any of the actions take any action described in the definition of Burdensome Condition, and (y) any costs and expenses incurred by a Covered Person in connection with the actions contemplated by this Section 2(e) shall be deemed to be incurred by Windstream for purposes of the definition of “Transaction Expenses” in the Merger Agreement (and may be incurred, and paid by Windstream, to the extent permitted to be paid by Windstream pursuant to Section 7.05 of the Merger Agreement).

(f)       Rights Offering. Subject to Section 9.02 of the Merger Agreement, each Covered Person shall cause to be completed the steps contemplated by the Rights Offering to be completed by it (including, to the extent contemplated by the Rights Offering, purchasing Windstream penny warrants and exchanging Windstream units for Windstream penny warrants) and shall keep Uniti reasonably informed of the status thereof and afford Uniti a reasonable opportunity to review and comment in advance on any documentation in connection therewith (it being agreed that such Covered Person may reject any such comments in its reasonable discretion).

3.       Representations and Warranties. Each Covered Person hereby makes the representations and warranties set forth on Annex I, severally and not jointly, to Uniti, as of the date hereof, and as to itself only (provided that the representations and warranties contained in this Annex I shall not survive the Effective Time).

4.       Specific Performance.

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(a)       Subject to Section 2(b), (i) each Covered Person hereto acknowledges and agrees that Uniti would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, (ii)  therefore, notwithstanding anything to the contrary set forth in this Agreement, each Covered Person hereby agrees that Uniti shall be entitled to seek an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement and/or specific performance by any Covered Person, and each Covered Person hereby agrees to waive the defense (and not to interpose as a defense or in opposition) in any such suit that the other parties have an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief and (iii)the equitable remedies described in this Section 4 shall be in addition to, and not in lieu of, any other remedies at law or in equity that Uniti may elect to pursue.

(b)       Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Covered Person or any other Person have any right whatsoever to cause Uniti or any of its Affiliates to consummate the Closing, and in no event shall any other party hereto or any other Person be entitled to seek or obtain any injunction or injunctions to compel Uniti or any of its Affiliates to consummate the Closing, except for the rights of the members of the Windstream Group party to the Merger Agreement to seek specific performance pursuant to the express terms of Section 12.12 (Specific Performance) of the Merger Agreement (but subject to the limitations set forth therein).

5.       Governing Law. This Agreement and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each party expressly agrees and acknowledges that the State of Delaware has a reasonable relationship to the parties and/or this Agreement.

6.       Jurisdiction; Waiver of Jury Trial. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or relating to, this Agreement, the Transaction Agreements or the Transactions contemplated thereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought and determined exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that

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service of process on such party in any manner permitted by the laws of the State of Delaware shall be deemed effective service of process on such party. Each Covered Person hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement, the Merger Agreement or the Transactions contemplated thereby.

7.       Termination. This Agreement shall automatically terminate and be of no further force or effect upon any termination of the Merger Agreement.

8.       Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

9.       Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

10.       Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto (except that Uniti may assign its rights and obligations under this Agreement in whole or in part to one or more of its controlled Affiliates). Each Covered Person agrees to be responsible for compliance with this Agreement by any controlled Affiliate of such Covered Person, and any breach of this Agreement by any such controlled Affiliates shall be deemed a breach by such Covered Person.

[Signature page follows]

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Very truly yours,

UNITI GROUP INC.

By:	/s/ Daniel Heard
	Name:	Daniel Heard
	Title:	EVP, General Counsel & Secretary

[Signature Page to Unitholder Agreement]

WINDSTREAM HOLDINGS II, LLC, solely for the purposes of Section 2(b)

By:	/s/ Paul H. Sunu
	Name:	Paul H. Sunu
	Title:	Chief Executive Officer

[Signature Page to Unitholder Agreement]

COVERED PERSONS:

Elliott Investment Management, L.P.

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Nexus Aggregator, L.P. By: Nexus Aggregator GP LLC, its general partner

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Elliott Associates, L.P. By: Elliott Investment Management L.P., as attorney-in-fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Elliott International, L.P. By: Elliott Investment Management L.P., as attorney-in-fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Covered Person	Subject Securities
Nexus Aggregator L.P.	44,782,259
Elliott Investment Management, L.P.	0
Elliott Associates, L.P.	0
Elliott International, L.P.	0

[Signature Page to Unitholder Agreement]